EXHIBIT 19



                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is made as of December 24, 2001, by and between SOFTBANK AMERICA INC., a Delaware corporation ("SOFTBANK"), and SBC COMMUNICATIONS INC., a Delaware corporation ("SBC").

                                    RECITALS

         WHEREAS, SOFTBANK has agreed to sell and SBC has agreed to purchase common stock, par value $0.001 per share (the "Common Stock") of Yahoo! Inc., a Delaware corporation ("Yahoo").

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       SALE AND PURCHASE OF COMMON STOCK.

         SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, at the Closing, SOFTBANK agrees to sell to SBC and SBC agrees to purchase from SOFTBANK a total of 17,290,866 shares of Common Stock (the "Purchased Shares") at $17.3502 per share, for an aggregate purchase price equal to $299,999,983.27 (the "Purchase Price").

         1.1 CLOSING. Subject to the satisfaction or waiver of all conditions set forth in Section 6 and Section 7 (other than those conditions that by their nature are to be satisfied at Closing, but subject to satisfaction or waiver of those conditions) the sale and purchase of the Purchased Shares (the "Closing") shall take place five (5) business days after the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), at the offices of SBC, 175 E. Houston, 11th Floor, San Antonio, Texas 78205, at 10:00 A.M. Central time, or at such other time and place as SOFTBANK and SBC mutually agree upon in writing. At the
Closing: (a) SOFTBANK shall deliver to SBC: (i) certificates representing the Purchased Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank; and (ii) the Certificate and Opinion of Counsel referred to in Section 6 of this Agreement; and (b) SBC shall deliver to SOFTBANK: (i) the Purchase Price via wire transfer in immediately available funds to such account as SOFTBANK shall designate in writing delivered to SBC at least two (2) business days prior to Closing; and (ii) the Certificate and Opinion of Counsel referred to in Section 7 of this Agreement.


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2.       REPRESENTATIONS AND WARRANTIES OF SOFTBANK. SOFTBANK hereby represents and warrants to SBC that as of the date hereof and as of the date of Closing:

         2.1 ORGANIZATION AND QUALIFICATION. SOFTBANK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2.2 FULLY PAID AND NONASSESSABLE. The Purchased Shares have been duly authorized and are validly issued, fully paid and nonassessable. SOFTBANK is the sole record and beneficial owner of the Purchased Shares.

         2.3 AUTHORIZATION; NO CONFLICTS.

             (a) SOFTBANK has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms. SOFTBANK has taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of SOFTBANK, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (b) The execution and delivery of this Agreement by SOFTBANK do not, and the performance by SOFTBANK of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, violate any provision of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit (collectively, "Laws") applicable to SOFTBANK, or any existing writ or decree of any court or governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity") applicable to SOFTBANK, or violate, conflict with or constitute a breach of, or a default under the Articles of Incorporation or Bylaws of SOFTBANK, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") to which SOFTBANK is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest in, any of the assets or properties of SOFTBANK.

The Purchased Shares, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of "Encumbrances" (as defined below) other than restrictions on transfer under applicable state and federal securities laws. "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on


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transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever.

         2.4 LITIGATION, ETC. There are no actions, suits, proceedings, orders, investigations or claims pending (other than any such actions, suits, proceedings, orders, investigations and claims which may be pending but of which none of SOFTBANK, any of its subsidiaries and their respective representatives have received notice) or threatened against SOFTBANK or any of its subsidiaries (or to SOFTBANK's knowledge, pending or threatened against any of the officers or directors of SOFTBANK or any of its subsidiaries) at law or in equity, or before or by any Governmental Entity which if determined adversely to SOFTBANK would materially impair the ability of SOFTBANK to perform its obligations hereunder or otherwise challenge the consummation of the transactions hereunder.

         2.5 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Agreements for which SBC will have any liability or responsibility based on any arrangement or agreement binding upon SOFTBANK or any of its subsidiaries.


3. REPRESENTATIONS AND WARRANTIES OF SBC. SBC hereby represents and warrants to SOFTBANK that as of the date hereof and as the date of Closing:

         3.1 GOOD STANDING. SBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 AUTHORIZATION; NO CONFLICTS. (a) SBC has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms. SBC has taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of SBC, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (b) The execution and delivery of this Agreement by SBC do not, and the performance by SBC of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, violate any provision of any federal, state, local or foreign Laws applicable to SBC, or any existing writ or decree of any court or Governmental Entity applicable to SBC, or violate, conflict with or constitute a breach of, or a default under the Articles of Incorporation or Bylaws of SBC, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any


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Contracts to which SBC is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest in, any of the assets or properties of SBC.

         3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchased Shares will be acquired for investment for SBC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that SBC has no present intention of selling, granting any participation in, or otherwise distributing the same other than in a transaction registered under the Securities Act or exempt from, or not subject to, such registration. By executing this Agreement, SBC further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Shares.

         3.4 INVESTMENT EXPERIENCE. SBC is an "accredited investor" as defined in Rule 501(a) under the Securities Act. SBC has such business and financial experience as is required to bear the risk of an investment in the Purchased Shares. SBC is not a "broker" or a "dealer" as defined in the Exchange Act.

         3.5 RESTRICTED SECURITIES. SBC understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from SOFTBANK, an affiliate of the issuer, in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, SBC represents that it is familiar with Rule 144 under the Securities Act, as presently in effect ("Rule 144"), and understands the resale limitations imposed thereby and by the Securities Act.

         3.6 LEGENDS. It is understood that the certificates evidencing the Purchased Shares may bear one or all of the following legend(s):

         "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Yahoo that such registration is not required or unless sold pursuant to Rule 144 of such Act."

4. MUTUAL REPRESENTATIONS AND WARRANTIES. Each of SOFTBANK and SBC represents and warrants to the other, separately and only as to itself, as follows:

         4.1 COMPANY REPORTS; FINANCIAL STATEMENTS.

             (a) Each of SOFTBANK and SBC has received and had the opportunity to review (i) each registration statement, report, proxy statement or information statement filed by Yahoo with the Securities and Exchange Commission (the "SEC") since December 31, 2000, including Yahoo's Annual Report on Form 10-K for the fiscal year


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ended December 31, 2000, Yahoo's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and Yahoo's proxy statement dated April 17, 2001 with respect to its annual meeting in each case in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, the "Yahoo Reports"). Each of SOFTBANK and SBC also has received and had the opportunity to review the financial statements included in or incorporated by reference into the Yahoo Reports, including the related notes and schedules.

             (b) Each of SOFTBANK and SBC, separately and independently, has had the opportunity to make such other inquiries and investigations as it has deemed necessary and appropriate to enter into and perform the transactions contemplated under this Agreement. Neither SOFTBANK nor SBC has received or is relying on any information disclosed by the other party hereto for any purpose relating to the transactions contemplated in this Agreement.

         4.2 GOVERNMENTAL FILINGS; NO VIOLATIONS. Except for the filing of a Notification Report as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), all notices, reports or other filings required to be made by SOFTBANK or SBC, and all consents, registrations, approvals, permits, authorizations and orders of Governmental Entities or other third parties required to be obtained by SOFTBANK or SBC in connection with the execution and delivery of this Agreement by SOFTBANK and SBC, the performance by the parties of their respective obligations under this Agreement and the consummation by each of SOFTBANK and SBC of the transactions contemplated hereby, have been made or obtained.

5. COVENANTS. SBC shall exercise commercially reasonable efforts to make a filing pursuant to the HSR Act relating to this Agreement by January 4, 2002. SOFTBANK acknowledges that Yahoo is obligated to make a related HSR filing within fifteen (15) days after SBC's filing. SOFTBANK shall exercise commercially reasonable efforts to cooperate with SBC and Yahoo in connection with their respective filings.

6. CONDITIONS OF SBC TO EFFECT THE CLOSING. The obligations of SBC to effect the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SOFTBANK set forth herein shall be true and correct as of the date hereof and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct as of that particular date).

         6.2 PERFORMANCE. SOFTBANK shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         6.3 CERTIFICATE. SOFTBANK shall have delivered to SBC at the Closing a certificate signed by the Chief Executive Officer, the Chief Financial Officer, or any vice president of SOFTBANK stating that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

         6.4 QUALIFICATIONS. All authorizations, approvals, or permits of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, including the expiration or termination of the applicable waiting period under the HSR Act, shall have been duly obtained and effective as of the Closing.

         6.5 NO ORDER. There shall be no injunction, restraining order or decree of any nature of any court or Governmental Entity of competent jurisdiction that is in effect and restraining or prohibits the consummation of the transactions contemplated hereby.

         6.6 OPINION OF COUNSEL. SBC shall have received from Testa, Hurwitz & Thibeault, LLP, special counsel for SOFTBANK, an opinion, dated as of the Closing, in form and substance reasonably acceptable to SBC.

7. CONDITIONS OF SOFTBANK TO EFFECT THE CLOSING. The obligations of SOFTBANK to effect the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SBC set forth herein shall be true and correct as of the date hereof and as of the date of Closing with the same effect as though such representations and warranties had been made on and as of the Closing (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct as of that particular date).

         7.2 PERFORMANCE. SBC shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         7.3 CERTIFICATE. SBC shall have delivered to SOFTBANK at the Closing a certificate signed by the Chief Executive Officer, the Chief Financial Officer, or any vice president of SBC stating that the conditions specified in Sections
7.1 and 7.2 have been fulfilled.

         7.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale of the Purchased Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         7.5 NO ORDER. There shall be no injunction, restraining order or decree of any nature of any court or Governmental Entity of competent jurisdiction that is in effect and restraining or prohibits the consummation of the transactions contemplated hereby.

         7.6 OPINION OF COUNSEL. SOFTBANK shall have received from SBC an opinion, dated as of the Closing, in form and substance reasonably acceptable to SOFTBANK.

8.       TERMINATION.

         8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing
(i) by mutual written consent of SOFTBANK and SBC or (ii) by either SBC or SOFTBANK if the Closing shall not have been consummated by April 15, 2002, provided that a party may terminate pursuant to clause (ii) only if it has not breached this Agreement in any material respect.

9.       MISCELLANEOUS.

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of each of SOFTBANK and SBC, respectively, included or provided for in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of SOFTBANK or SBC.

         9.2 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including transferees of any Purchased Shares); provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto and any attempted assignment without such written consent shall be null and void; provided, however, that SBC may assign its rights and obligations hereunder at any time upon notice to SOFTBANK to any wholly owned direct or indirect subsidiary of SBC without SOFTBANK's consent, in which event SBC shall remain liable to SOFTBANK for the full and timely performance of such obligations by such subsidiary. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE.


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         9.4 JURISDICTION; AGENT FOR SERVICE OF PROCESS. To the fullest extent permitted by applicable law, each party agrees (a) that any claim, action or proceeding by such party arising out of, or in connection with, this Agreement or the transactions contemplated hereby, will be brought only in the United States District Court for the Western District of Texas and in any Texas State court sitting in Austin, (b) to submit to the exclusive jurisdiction of such courts located in the State of Texas for purposes of all legal proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby and (c) irrevocably waives any objection to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient or inappropriate forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.8 shall be deemed effective service of process on such party.

         9.5 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

         9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

         9.7 CAPTIONS. The recitals and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The parties hereto acknowledge that this Agreement has been drafted jointly by the parties hereto and agree that this Agreement will not be construed against any party as a result of any role such party may have had in the drafting process.


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9.8 NOTICES. In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing and deemed to have been duly given and delivered: (a) if delivered in person, on the date of such delivery; (b) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail; or (c) if sent by confirmed facsimile transmission (with answer back received), on the date of such facsimile transmission; provided that notice is also sent on the same day by one of the methods set forth in (a) or
(b) above. Such notice or other communication shall be sent to the following address(es) (or such other address(es) as a party may designate from time to time in writing):

                  if to SBC, to:
                  SBC Communications Inc.
                  175 E. Houston, Room 1264
                  San Antonio, Texas  78205
                  Fax:  (210) 351-5034
                  Attn:  James S. Kahan, Senior Executive Vice President

                  with a copy (which shall not constitute notice) to:
                  SBC Communications Inc.
                  175 E. Houston, Room 1150
                  San Antonio, Texas  78205
                  Fax:  (210) 351-3488
                  Attn:  William R. Schlecht, General Attorney

                  if to SOFTBANK, to:
                  SOFTBANK America Inc.
                  300 Delaware Avenue, Suite 909
                  Wilmington, Delaware  19801
                  attn:  Francis Jacobs, Vice President
                  Fax:  (617) 928-9301

                  with a copy (which shall not constitute notice) to:
                  E. Michael Collins
                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, Massachusetts 02110
                  Fax:  (617) 248-7100


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         9.9 EXPENSES. All costs and expenses incurred in connection with execution, delivery, and performance of this Agreement shall be paid by the party incurring such cost or expense.

         9.10 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended only by a writing signed, in the case of an amendment, by SOFTBANK and SBC, or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of this Agreement, or the application thereof to any person or circumstance, is invalid or unenforceable
(a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

         9.12 PUBLICITY. No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby until the issuance by the parties of a joint press release announcing this Agreement and the transactions contemplated hereby. The Parties shall maintain the confidentiality of this Agreement and of any provisions of this Agreement in accordance with any applicable Laws. The Parties shall consult with one another prior to making any announcements or governmental filings relating to the subject matter of this Agreement and will not make any disclosure without the consent of the other Party, unless such Party reasonably believes that it is required to do so by Law or pursuant to the rules of or a listing agreement (or other similar agreement) with a national securities exchange or Nasdaq (in which case the disclosing Party shall give the other Party hereto reasonable prior notice of and an opportunity to comment on such disclosure).

         9.13 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No Party has entered into this Agreement in reliance upon any representation, warranty,


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covenant or undertaking of any other party that is not set out or referred to in this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase
Agreement as of the date first above written.


                                        SOFTBANK AMERICA INC.


                                        By: /s/ Francis B. Jacobs II
                                           -----------------------------
                                        Name:  Francis B. Jacobs II
                                        Title: Vice President



                                        SBC COMMUNICATIONS INC.


                                        By: /s/ James S. Kahan
                                           -----------------------------
                                        Name:  James S. Kahan
                                        Title: Senior Vice President Corporate
                                               Development